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                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT


                                                  State or other
                                                  Jurisdiction                            Name under which
Name                                              of Incorporation                        Business is done
- - ----------------------                            ----------------                        ----------------
JBI, Inc.                                         Massachusetts                           JBI, Inc.
                                                                                          J. Baker, Inc.
                                                                                          Parade of Shoes


JBI Holding Company, Inc.*                        Delaware                                JBI Holding Company, Inc.


Morse Shoe, Inc.*                                 Delaware                                Fayva
                                                                                          Morse Shoe, Inc.


Spencer Companies, Inc.                           Massachusetts                           Spencer Companies, Inc.


The Casual Male, Inc.                             Massachusetts                           Casual Male Big & Tall


WGS Corporation                                   Massachusetts                           Work 'n Gear


Shoe Corporation of America, Inc.                 Ohio                                    Shoe Corporation of America, Inc.

* Subsidiaries of JBI, Inc.
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